Exhibit 99.1

iParty Corp. Announces New Store Openings

DEDHAM, Mass.--(BUSINESS WIRE)--July 11, 2012--iParty Corp. (NYSE Amex: IPT) today announced plans to open two new retail party stores in the Greater Boston Area.

The first store will anchor an exciting new center in Waltham, Massachusetts, the Main Street Marketplace. The second store will open in the Westgate Market Place in Plaistow, New Hampshire, and will serve the Haverhill, Massachusetts market.

Sal Perisano, iParty’s Chairman and Chief Executive Officer, stated, “We are extremely pleased to add these two locations to our family of full-line party stores in the Greater Boston area. Although we already have a very strong presence in Boston, our customers in the Waltham and Haverhill markets were, until now, not directly served by iParty stores in their own regions. The opening of these stores will make it much easier for them to enjoy iParty’s category-dominant assortment of party merchandise.”

Mr. Perisano continued, “We plan to open both the Plaistow and Waltham stores in time for the 2012 Halloween season. The opening of these stores will bring to 54 the total of iParty’s full-line party stores. We are also actively pursuing other new store opening opportunities for 2013, consistent with our strategy of expanding all channels of party and Halloween retailing, including temporary Halloween stores, direct on-line sales through our iParty.com web site, and further expansion of our full-line brick and mortar store presence.”

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. is a party goods retailer that operates iParty retail stores in New England and Florida and an internet site (www.iparty.com) for costume and party goods and party planning. iParty’s aim is to make throwing a successful event both stress-free and fun. With an extensive assortment of party supplies and costumes in our stores and available at our online store, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource to help them customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues and, of course, Halloween. In addition to the extensive assortment of costume and other merchandise available through iParty’s internet site, our web site focuses on increasing customer visits to our retail stores by highlighting the ever changing store product assortment for all occasions and seasons and featuring monthly coupons, store and online promotions and ideas and themes, offering consumers an easy and fun approach to any party. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "plan," "outlook," and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: changes in consumer confidence and consumer spending patterns, particularly those impacting the New England region and Florida, which may result from, among other factors, rising or sustained high levels of unemployment, access to consumer credit, mortgage foreclosures, credit market turmoil, declines in the stock market, general feelings and expectations about the overall economy, and unseasonable weather; disruptions to our most important selling season, Halloween; the successful implementation of our growth and marketing strategies; our ability to access our existing credit line or to obtain additional financing, if required, on acceptable terms and conditions; rising commodity prices, especially oil and gas prices; effect of Chinese inflation on our suppliers and product pricing; our relationships with our third party suppliers; the failure of our inventory management system and our point of sale system; competition from other party supply stores and stores that merchandise and market party supplies, including big discount retailers, dollar store chains, and temporary Halloween merchandisers; risks related to e-commerce; the availability of retail store space on reasonable lease terms; and compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-traded companies listed on the NYSE Amex. For a more detailed discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, "Risk Factors" of iParty's most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our other periodic reports filed with the SEC. iParty is providing this information as of this date, and does not undertake to update the information included in this press release, whether as a result of new information, future events or otherwise.

CONTACT:
iParty Corp.
David Robertson, 781-355-3770
Chief Financial Officer
drobertson@iparty.com